                                                                    EXHIBIT 99.1

Innkeepers USA Trust Announces First Quarter Earnings

PALM BEACH, Fla.--(BUSINESS WIRE)--May 6, 2002--Innkeepers USA Trust (NYSE: KPA
- news), a hotel real estate investment trust (REIT) and the nation's leading REIT owner of upscale, extended-stay hotel properties throughout the U.S., today announced results for the first quarter ended March 31, 2002.

Funds from operations (FFO) for the 2002 first quarter declined 41 percent to $12.4 million from $21.0 million for the same period in 2001. FFO per share fell 40 percent to $0.27 per share, compared to $0.45 for the first quarter of 2001. EBITDA declined to $17.5 million from $26.1 million in the first quarter of 2001, a decrease of 33 percent. Total revenue decreased to $16.4 million, down 2 percent from $16.7 million for the first quarter of 2001. Net loss was $4.0 million, or $(0.19) per diluted share, compared to a net loss of $3.5 million, or $(0.18) per diluted share, for the first quarter of 2001.

Operating Results

The lower results were attributable to the lingering effects of a sluggish economy and a dramatic decline in business travel, particularly in "fly-to" markets, where the company's hotels are heavily concentrated. The decrease in FFO resulted from a 22 percent decline in revenue per available room (RevPAR) from $84.90 to $65.96 for the company's 67 hotels. Occupancy declined 8 percent to 68 percent, and average daily rate (ADR) decreased 16 percent to $96.46. The RevPAR decrease for the first quarter reflects a 41 percent decline in RevPAR at the company's eight Silicon Valley, California, properties. These Silicon Valley hotels account for 22 percent of the company's percentage lease revenues for the 12 months ended March 31, 2002. Excluding Silicon Valley, Innkeepers' portfolio reported an average RevPAR decrease of 16 percent for the 2002 first quarter.

"The 22 percent decline in RevPAR for the first quarter was consistent with the first quarter guidance we provided in January 2002," said Jeffrey H. Fisher, Innkeepers chief executive officer and president. "At that time, we projected RevPAR would be down 21 percent in the first quarter, down 6 percent in the second, positive 3 percent in the third, and up 8 percent in the fourth quarter, for a total 2002 RevPAR decrease of 5 percent and FFO per share of $1.26.

"On a sequential basis, our monthly RevPAR declines have improved from January through the end of March 2002. In April, RevPAR declined approximately 10 percent, which is worse than the April assumption included in our second quarter projection. On a positive note, based on prior year comparables for Silicon Valley, occupancy levels improved to 81 percent in April, albeit at a significantly lower ADR, and occupancy at our 67 hotels improved to 76 percent. We continue to be adversely impacted in our fly-to markets, including Atlanta, Boston, Chicago, Dallas, Denver, Detroit, Hartford, Los Angeles, Seattle, Silicon Valley, and Washington, D.C., which, in total, account for 70 percent of the company's percentage lease revenues for the 12 months ending March 31, 2002.

"I'm hopeful that there will be a turnaround in the second half that will exert a positive impact on business travel and our `fly to' markets. With business transient demand still at relatively low levels, our operators have refocused their sales initiatives and marketing strategies on a different customer mix, e.g., the government sector and local events."

Earnings Guidance

"Based on April RevPAR results, we have revised our second quarter RevPAR guidance from down 6 percent to negative 11 percent. We also feel it is prudent to provide a range for our FFO per share guidance. Our revised FFO per share guidance range is $1.12 to $1.21 for 2002, based on a full-year RevPAR decline range of 7 percent to 9 percent," Fisher said.

                    FFO Per Share and RevPAR Ranges for 2002
FFO/Share

         1st quarter                          $0.27 (actual)
         2nd quarter                          $0.30
         3rd quarter                          $0.33 to $0.37
         4th quarter                          $0.22 to $0.27
         Full year                            $1.12 to $1.21

RevPAR

         1st quarter                          -22% (actual)
         2nd quarter                          -11%
         3rd quarter                          -2% to 3%
         4th quarter                            1% to 8%
         Full year                            -9% to -7%

"Our assumptions for 2002 do not include the effects of any additional sales, acquisitions or development of new hotels, capital transactions or any other transactions that may occur in conjunction with the REIT Modernization Act, or otherwise," Fisher said.

"Once again, the strength of the Residence Inn brand, which accounts for two-thirds of our hotels, enabled us to post better-than-industry occupancy levels at those properties in the first quarter. Our 45 Residence Inn by Marriott hotels achieved 70 percent occupancy for the first quarter."

Dividend Update

The company paid a $0.08 common share dividend for the first quarter and a regular dividend of $0.53906 per Series A cumulative convertible preferred share. "In January, we estimated our common share dividend for 2002 would be between $0.50 and $0.60, based on FFO per share of $1.26. We are adjusting our estimated 2002 common share from $0.40 to $0.50, based on our revised FFO per share guidance of $1.12 to $1.21. Common share dividend amounts will be decided each quarter based on our actual results of operations, economic conditions, capital expenditure requirements and minimum dividend payout requirement."

Balance Sheet

David Bulger, Innkeepers' chief financial officer, treasurer and executive vice president, noted that the company continues to maintain a strong capital structure with among the lowest levered balance sheets and best debt coverage ratios in the industry. "Our earnings before interest, taxes, depreciation and amortization (EBITDA)-to-interest expense coverage ratio and EBITDA-to-fixed charge coverage ratio are 4.5 times and 2.1 times, respectively. Our debt-to-investment in hotels at cost ratio is 30 percent at March 31, 2002, and our weighted average interest rate on our total debt is 7.2 percent. Approximately 88 percent of our total debt is at fixed rates, with 87 percent of our total debt due in 2005 and beyond.

"Effective March 31, 2002, we amended our unsecured line of credit and relaxed various covenants pertaining to the year 2002. This amendment is effective until the end of the year and will enable the company to possess full borrowing capacity under the line of credit, assuming borrowing proceeds are used for acquisitions. The company may again have to amend the line of credit and relax various covenants for 2003."

Capital Expenditures

Bulger added that the company will continue to invest in its properties to ensure their competitive condition. "In 2002, we are committed to spending $20 million to $23 million on selective improvements and capital projects at our hotels. In the first quarter, we spent $6.5 million.

"With cash flow (FFO plus noncash amortization) of approximately $55 million in 2002, based on the low end of the revised RevPAR guidance of minus 9 percent, and total dividends of $29 million (assuming a $0.40 per common share dividend), the company will have approximately $23 million available for capital expenditures and approximately $3 million for required principal amortization."

Lessee Performance

Innkeepers Hospitality, which leases 61 of the company's 67 hotels, reported that its preliminary unaudited net loss from operations for the first quarter ending March 31, 2002, was $586,000, compared to net income of $727,000 in 2001. Gross margin and gross operating profit (GOP) for the first quarter were 77 percent and 46 percent, respectively, which were compressed 2.6 and 3.5 percentage points from the first quarter of the prior year. Based on 2001 total portfolio ADR of $105 for the hotels leased by Innkeepers Hospitality, 2002 full-year breakeven occupancy for the lessee is approximately 60 percent, assuming that current hotel operating expenses do not change from 2001 levels. The 2001 full-year occupancy for those hotels was 73 percent.

As of March 31, 2002, Innkeepers Hospitality had no debt outstanding and is presently reviewing several proposals from bank institutions to formalize a secured revolving line of credit.

Innkeepers Hospitality currently forecasts that full-year 2002 net income will approximate $1 million, based on the revised 2002 RevPAR guidance.

New Development

"Our new 174-room Residence Inn by Marriott, currently under construction in Saddle River, N.J., is on target to open in September for a total estimated cost of $25 million," Bulger said.

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and the nation's leading REIT owner of upscale, extended-stay hotel properties throughout the U.S. The company owns 67 hotels with a total of 8,131 suites or rooms in 23 states and focuses on acquiring and/or developing Residence Inns and other upscale extended-stay hotels and the rebranding and repositioning of other hotel properties.

For more information about Innkeepers USA Trust, visit the company's web site at www.innkeepersusa.com. To listen to a webcast of the company's first quarter conference call on May 6 at 2 p.m. Eastern time, go to the web site and click on Conference Calls.

Interested parties also may listen to an archived webcast of the conference call on the web site, or may dial (800) 405-2236, pass code 460993, to hear a telephone replay. The archived webcast will be available for seven days following the call, and the telephone replay will be available through midnight Monday, May 13, 2002.

This release contains "forward-looking statements" within the meaning of federal securities law. Known and unknown risks and other factors may cause actual results to materially differ from any future results expressed or implied by such forward-looking statements. Cautionary statements set forth in reports filed by the company from time to time with the Securities and Exchange Commission discuss important factors with respect to such forward-looking statements. These factors include, without limitation, (i) risks that disruption in oil imports, changes in domestic or international political environments, war, terrorism or similar activity would have results that could negatively affect the company in ways and to an extent that cannot be anticipated, (ii) the relative strength and performance of businesses and industries that are important demand generators in the company's key markets, (iii) international, national, regional and local economic conditions that will, among other things, affect demand for the company's hotel rooms and the availability and terms of financing, (iv) the company's ability to maintain its properties in competitive condition, (v) the company's ability to acquire or develop additional properties and risks that potential acquisitions or developments may not perform in accordance with expectations, (vi) changes in travel patterns or the prevailing means of commerce, i.e., e-commerce, and (vii) the complex tax rules that the company must satisfy to qualify as a REIT, and other governmental regulation. Although we believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, we can give no assurances that our expectations will be attained or that any deviations will not be material. We are not obligated, and may not, update forward-looking statements to reflect future circumstances.

                              INNKEEPERS USA TRUST
                        CONSOLIDATED STATEMENTS OF INCOME
                 (in thousands, except share and per share data)

                                                     Three Months Ended
                                                          March 31,
                                                   2002               2001
Revenue:
Percentage lease revenue                          $16,292             $16,257
Other revenue                                         141                 419
         Total revenue                            $16,433             $16,676

Expenses:
Depreciation                                      $ 9,840             $10,026

Amortization of franchise costs                        14                  15
Ground Rent                                           122                 119
Interest expense                                    4,458               4,559
Amortization of loan origination fees                 305                 222
Real estate and personal property taxes             3,285               2,726
  and property insurance
General and administrative                          1,081               1,192
Amortization of unearned compensation                 337                 340
Other nonrecurring charges                            133                 100
         Total expenses                           $19,575             $19,299

Loss before minority interest                     (3,142)             (2,623)
Minority interest, common                             239                 238
Minority interest, preferred                      (1,068)             (1,122)
Net Loss                                         ($3,971)            ($3,507)

Diluted loss per share                            ($0.19)             ($0.18)
Preferred share dividends                         (2,496)             (2,496)
Weighted average number of common shares       34,394,871          34,287,680

Calculation of funds from operations (FFO)
Loss before minority interest                    ($3,142)            ($2,623)
Depreciation                                        9,840              10,026
Deferred percentage lease revenue(1)                5,688              13,586
FFO                                               $12,386             $20,989
FFO per share                                       $0.27               $0.45

Weighted average number of common shares
  and common share equivalents                 46,549,467          46,653,959

---------------
(1)  In accordance with SAB 101

                              INNKEEPERS USA TRUST
                             SELECTED FINANCIAL DATA
                        (in thousands, except share data)

                                                    March 31        March 31
                                                      2002            2001
BALANCE SHEET
  Investment in hotel properties at cost            $875,000          $853,000
  Cash and cash equivalents                         $ 21,000          $ 23,000
  Debt                                              $260,000          $249,000
  Total shareholders' equity (1)                    $477,000          $492,000

CAPITALIZATION
  Common market equity                              $395,000          $389,000
  Market capitalization                             $829,000          $813,000
  Common share closing price                        $  11.35          $  11.20
  Debt weighted average interest rate                    7.2%              7.6%
  Common share dividend yield(2)                         3.5%              8.1%
  EBITDA return on investment in hotels(3)               9.9%             13.6%

DEBT COVERAGE
  Debt to investment in hotels at cost                    30%               29%
  Debt to total market capitalization                     31%               31%
  Debt to EBITDA(3)                                      3.1x              2.2x
  EBITDA to interst expense coverage(3)                  4.5x              6.2x
  EBITDA to fixed charge coverage(3)(4)                  2.1x              2.7x

LIQUIDITY/FLEXIBILITY
  Debt Due 2001                                           --          $  5,000
  Debt Due 2002                                     $  3,000          $  3,000
  Debt Due 2003                                     $  5,000          $  9,000
  Debt Due 2004                                     $ 26,000          $  5,000
  Debt Due 2005 and thereafter                      $226,000          $227,000
  Unencumbered hotel assets(5)                            42%               40%
  Common dividend per share/FFO per
    share payout(3)                                       51%               58%
  Unsecured Line of Credit Outstanding
    Balance                                         $ 21,000          $  4,000
  Unsecured Line of Credit Available Balance        $104,000          $116,000

SHARES AND UNITS OUTSTANDING
  Common Shares                                   34,784,558        34,758,785
  Common Partnership Units                         1,274,263         1,331,851
  Preferred Partnership Units                      3,884,469         3,884,469
  Convertible Preferred Shares(6)                  6,857,493         6,857,493
---------------
(1) Includes minority interest in partnership and deferred percentage lease revenue.
(2) Based on a projected common share dividend of $0.40 in 2002 and the actual common share dividend of $0.91 in 2001.
(3)      Last twelve months.
(4) Fixed charges include interest expense, a 4% capital expenditure reserve, convertible preferred share dividends and principal amortization.
(5)      Based upon the number of hotels
(6)      Assuming conversion into common shares


                              INNKEEPERS USA TRUST
                                DEBT COMPOSITION
                              AS OF MARCH 31, 2002
                       (outstanding balance in thousands)

                                      Outstanding     Stated Interest        Maturity          Encumbered
               DEBT                     Balance            Rate                Date            Properties
Unsecured Line of Credit               $ 21,000           3.75%(2)            July 2004             --
Industrial Revenue Bonds                 10,000           2.60%(2)            Dec. 2015             --
Term Loan #1                             27,000           8.17%               Oct. 2007              8
Term Loan #2                             39,000           8.15%               Mar. 2009              8
Term Loan #3                             38,000           7.02%               Mar. 2010              8
Term Loan #4                             58,000           7.16%               Oct. 2009              8
Term Loan #5                             50,000           7.75%               Jan. 2011              6
Mortgage #1                              14,000          10.35%               June 2010              1
Adjustment (1)                            3,000             --                       --             --
TOTAL                                  $260,000            7.2%(3)             7 yrs (4)            39

---------------
(1) Adjustment to record mortgage #1 at a fair market interest rate of 7% (the stated interest rate is 10.35%).
(2)      Variable rated debt.
(3)      Weighted average calculated using the stated interest rate.
(4)      Weighted average maturity.

                              INNKEEPERS USA TRUST
                             HOTEL OPERATING RESULTS

                                                            Three Months ended
                                                                 March 31,                          %
                                                       2002                   2001             Inc (dec)
PORTFOLIO (1)
  Average Daily Rate                                  $ 96.46                $114.20             -15.53%
  Occupancy                                             68.38%                 74.34%             -8.02%
  RevPAR                                              $ 65.96                $ 84.90             -22.31%

BY SEGMENT
  Upscale Extended Stay Hotels (2)
     Average Daily Rate                               $ 98.22                $118.91             -17.40%
     Occupancy                                          74.47%                 76.87%             -7.02%
     RevPAR                                           $ 70.20                $ 91.40             -23.19%

  Limited Service Hotels(3)
     Average Daily Rate                               $ 91.37                $ 98.28              -7.03%
     Occupancy                                          57.22%                 65.79%            -13.03%
     RevPAR                                           $ 52.28                $ 64.66             -19.15%

BY FRANCHISE AFFILIATION
  Residence Inn (4)
     Average Daily Rate                               $ 97.35                $118.41             -17.79%
     Occupancy                                          70.15%                 76.48%             -8.28%
     RevPAR                                           $ 68.29                $ 90.57             -24.60%

  Summerfield Suites (5)
     Average Daily Rate                               $100.42                $120.09             -16.38%
     Occupancy                                          79.74%                 82.60%             -3.46%
     RevPAR                                           $ 80.08                $ 99.19             -19.27%

  Hampton Inn (6)
     Average Daily Rate                               $ 89.97                $ 94.76              -5.05%
     Occupancy                                          59.74%                 66.77%            -10.53%
     RevPAR                                           $ 53.75                $ 64.27             -15.05%

BY MANAGEMENT COMPANY
  Innkeepers Hospitality, Inc. (7)
     Average Daily Rate                               $ 93.62                $105.76             -11.48%

                                                            Three Months ended
                                                                 March 31,                          %
                                                       2002                   2001             Inc (dec)
     Occupancy                                          66.06%                 71.37%             -7.44%
     RevPAR                                           $ 61.84                $ 75.48             -18.07%

  Marriott International, Inc. (8)
     Average Daily Rate                               $100.63                $127.38             -21.00%
     Occupancy                                          69.61%                 77.90%            -10.64%
     RevPAR                                           $ 70.05                $ 99.23             -29.41

  Wyndham International, Inc. (9)
     Average Daily Rate                               $100.25                $122.12             -17.91%
     Occupancy                                          79.76%                 82.44%             -3.25%
     RevPAR                                           $ 79.96                $100.67             -20.57

BY GEOGRAPHIC REGION
  New England (10)
     Average Daily Rate                               $ 90.96                $110.96             -18.02%
     Occupancy                                          53.70%                 62.96%            -14.71%
     RevPAR                                           $ 48.85                $ 69.86             -30.07%

  Middle Atlantic (11)
     Average Daily Rate                               $ 93.09                $ 97.07              -4.10%
     Occupancy                                          71.41%                 72.63%             -1.68%
     RevPAR                                           $ 66.47                $ 70.50              -5.72%

  South Atlantic (12)
     Average Daily Rate                               $ 91.67                $ 98.96              -7.37%
     Occupancy                                          67.19%                 74.00%             -9.20%
     RevPAR                                           $ 61.59                $ 73.23             -15.90%

  East North central (13)
     Average Daily Rate                               $ 89.49                $ 94.77              -5.57%
     Occupancy                                          63.38%                 72.55%            -12.64%
     RevPAR                                           $ 56.72                $ 68.76             -17.51%

  East South Central (14)
     Average Daily Rate                               $ 76.11                $ 85.43             -10.91%
     Occupancy                                          74.17%                 86.77%            -14.52%
     RevPAR                                           $ 56.45                $ 74.13             -23.85%


                                                            Three Months ended
                                                                 March 31,                          %
                                                       2002                   2001             Inc (dec)
  West North Central (15)
     Average Daily Rate                               $ 80.13                $ 87.34              -8.26%
     Occupancy                                          62.70%                 69.16%             -9.34%
     RevPAR                                           $ 50.24                $ 60.40             -16.82%

  West South Central (16)
     Average Daily Rate                               $ 91.52                $103.94             -11.95%
     Occupancy                                          72.29%                 77.96%             -7.27%
     RevPAR                                           $ 66.16                $ 81.03             -18.35%

  Mountain (17)
     Average Daily Rate                               $ 88.54                $100.05             -11.50%
     Occupancy                                          75.22%                 77.72%             -3.22%
     RevPAR                                           $ 66.59                $ 77.76             -14.36%

  Pacific (18)
     Average Daily Rate                               $110.21                $150.55             -26.80%
     Occupancy                                          72.68%                 77.29%             -5.96%
     RevPAR                                           $ 80.09                $116.37             -31.18%

BY SELECTED MSA (19)
  Atlanta (20
     Average Daily Rate                               $ 89.29                $ 89.21               0.09%
     Occupancy                                          64.74%                 77.50%            -16.46%
     RevPAR                                           $ 57.81                $ 69.13             -16.37%

  Chicago (21)
     Average Daily Rate                               $ 94.98                $ 98.52              -3.59%
     Occupancy                                          58.63%                 65.78%            -10.87%
     RevPAR                                           $ 55.69                $ 64.81             -14.07%

  Dallas (22)
     Average Daily Rate                               $ 91.52                $103.94             -11.95%
     Occupancy                                          72.29%                 77.96%             -7.27%
     RevPAR                                           $ 66.16                $ 81.03             -18.35%%

  Detroit (23)


                                                            Three Months ended
                                                                 March 31,                          %
                                                       2002                   2001             Inc (dec)
     Average Daily Rate                               $ 94.60                $104.69              -9.64%
     Occupancy                                          67.70%                 75.16%             -9.93%
     RevPAR                                           $ 64.04                $ 78.68             -18.61%

  Philadelphia (24)
     Average Daily Rate                               $ 87.92                $ 93.16              -5.62%
     Occupancy                                          81.08%                 78.30%              3.55%
     RevPAR                                           $ 71.29                $ 72.94              -2.26%

  Seattle (25)
     Average Daily Rate                               $ 94.00                $106.11             -11.41%
     Occupancy                                          71.87%                 74.38%             -3.37%
     RevPAR                                           $ 67.56                $ 78.93             -14.41%

  Silicon Valley (26)
     Average Daily Rate                               $124.61                $192.72             -35.34%
     Occupancy                                          70.01%                 76.32%             -8.27%
     RevPAR                                           $ 87.25                $147.09             -40.68%

  Washington, DC (27)
     Average Daily Rate                               $100.38                $104.87              -4.28%
     Occupancy                                          60.15%                 64.46%             -6.69%
     RevPAR                                           $ 60.37                $ 67.60             -10.70%

---------------
(1)      67 Hotels
(2)      52 Hotels
(3)      14 Hotels
(4)      45 Hotels, 68.6% of trailing 12-month percentage lease revenue
(5)      7 Hotels, 11.7% of trailing 12-month percentage lease revenue
(6)      12 Hotels, 15.6% of trailing 12-month percentage lease revenue
(7)      44 Hotels,57.4% of trailing 12-month percentage lease revenue
(8)      17 Hotels, 32.3% of trailing 12-month percentage lease revenue
(9)      6 Hotels, 10.4% of trailing 12-month percentage lease revenue
(10) 5 Hotels [ME, NH, VT, MA, CT, RI], 6.5% of trailing 12-month percentage lease revenue
(11) 9 Hotels [NY, NJ, PA], 12.5% of trailing 12-month percentage lease revenue
(12) 14 Hotels [DE, MD, WV, DC, VA, NC, SC, GA, FL], 16.2% of trailing 12-month percentage lease revenue

(13) 12 Hotels [OH, MI, IN, IL, WI], 13.6% of trailing 12-month percentage lease revenue
(14) 2 Hotels [KY, TN, AL, MS], 1.8% of trailing 12-month percentage lease revenue
(15) 2 Hotels [MN, IA, MO, KS, NE, SD, ND], 1.7% of trailing 12-month percentage lease revenue
(16) 4 Hotels [AR, LA, OK, TX], 5.9% of trailing 12-month percentage lease revenue
(17) 2 Hotels [MT, ID, WY, CO, UT, NM, AZ, NV], 3.2% of trailing 12-month percentage lease revenue
(18) 17 Hotels [WA, OR, CA, AK, HI], 38.6% of trailing 12-month percentage lease revenue
(19)     MSA's with three or more hotels
(20)     3 Hotels, 3.5% of trailing 12-month percentage lease revenue
(21)     4 Hotels, 6.4% of trailing 12-month percentage lease revenue
(22) 4 Hotels [Dallas and Ft. Worth MSAs], 5.9% of trailing 12-month percentage lease revenue
(23)     3 Hotels, 3.8% of trailing 12-month percentage lease revenue
(24)     4 Hotels, 5.7% of trailing 12-month percentage lease revenue
(25) 6 Hotels [Portland and Seattle MSA's], 10.7% of trailing 12-month percentage lease revenue
(26) 8 Hotels [San Francisco and San Jose MSA's], 22.0% of trailing 12-month percentage lease revenue
(27)     3 Hotels, 5.3% of trailing 12-month percentage lease revenue